Exhibit 10.22

FORM OF DUN & BRADSTREET

2020 OMNIBUS INCENTIVE PLAN

Notice of Stock Option Grant

You (the “Optionee”) have been granted the following option to purchase Shares of Common Stock, par value $0.01 per share (“Share”), by Dun & Bradstreet Holdings, Inc. (the “Company”), pursuant to the Dun & Bradstreet 2020 Omnibus Incentive Plan (the “Plan”):

Name of Optionee:

Total Number of Shares Subject to Option:

Type of Option:	Nonqualified

Exercise Price Per Share:	$[•]

Effective Date of Grant:	[•]

Vesting Schedule:

Subject to the terms of the Plan and the Stock Option Agreement attached hereto, the right to exercise this Option shall vest with respect to [•] of the total number of Shares subject to this Option on [•].

Expiration Date:	[•] Anniversary of Effective Date of Grant The Option is subject to earlier expiration, as provided in Section 3(b) of the attached Stock Option Agreement.

By your electronic acceptance/signature below, you agree and acknowledge that this Option is granted under and governed by the terms and conditions of the Plan and the attached Stock Option Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Stock Option Agreement.

DUN & BRADSTREET

2020 OMNIBUS INCENTIVE PLAN

Stock Option Agreement

SECTION 1.                         GRANT OF OPTION.

(a)                                 Option.  On the terms and conditions set forth in the Notice of Stock Option Grant, which is incorporated by reference, and this Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Effective Date of Grant the Option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.

(b)                                 Plan and Defined Terms.  The Option is granted pursuant to the Plan.  All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  All capitalized terms that are used in the Notice of Stock Option Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2.                         RIGHT TO EXERCISE.

The Option hereby granted shall be exercised by written notice to the Company, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price.  Subject to such limitations as the Committee may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by tendering Shares having an aggregate Fair Market Value equal to such Exercise Price, (c) by broker-assisted exercise, [(d) by “net exercise” pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price or, if applicable, the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares subject to the Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Optionee as a result of the exercise,] or (e) by a combination of such methods.  The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

SECTION 3.                         TERM AND EXPIRATION.

(a)                     Basic Term.  Subject to earlier termination pursuant to the terms hereof, the Option shall expire on the expiration date set forth in the Notice of Stock Option Grant.

(b)                     Termination of Employment or Service.  If the Optionee’s employment or service as a Director or Consultant, as the case may be, is terminated, except as otherwise provided in the Optionee’s employment, director services or similar agreement in effect at the time of the termination, the Option shall expire on the earliest of the following occasions:

(i)                                     The expiration date set forth in the Notice of Stock Option Grant;

(ii)                                  The date three months following the termination of the Optionee’s employment or service for any reason other than Cause, death, or Disability;

(iii)                               The date one year following the termination of the Optionee’s employment or service due to death or Disability; or

(iv)                              The date of termination of the Optionee’s employment or service for Cause.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee’s employment or service terminated.  When the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested.  If the Optionee dies after termination of employment or service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service.

(c)                      Definition of “Cause.”  The term “Cause” shall have the meaning ascribed to such term in the Optionee’s employment, director services or similar agreement with the Company or any Subsidiary.  If the Optionee’s employment, director services or similar agreement does not define the term “Cause,” or if the Optionee has not entered into an employment, director services or similar agreement with the Company or any Subsidiary, the term “Cause” shall mean have the meaning ascribed to such term in the Plan.

(d)                                 Definition of “Disability.”  The term “Disability” shall have the meaning ascribed to such term in the Optionee’s employment, director services or similar agreement with the Company or any Subsidiary.  If the Optionee’s employment, director services or similar agreement does not define the term “Disability,” or if the Optionee has not entered into an employment, director services or similar agreement with the Company or any Subsidiary, the term “Disability” shall mean the Optionee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

SECTION 4.                         TRANSFERABILITY OF OPTION.

(a)                                 Generally.  Except as provided in Section 4(b) herein, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the

Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.

(b)                                 Transfers to Family Members.  Notwithstanding Section 4(a) herein, if the Option is a Nonqualified Stock Option, the Optionee may transfer the Option for no consideration to or for the benefit of a Family Member, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option.

(c)                      Definition of “Family Member.”  For purposes of this Agreement, the term “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Optionee (including adoptive relationships), any person sharing the same household as the Optionee (other than a tenant or employee), a trust in which the above persons have more than fifty percent of the beneficial interests, a foundation in which the Optionee or the above persons control the management of assets, and any other entity in which the Optionee or the above persons own more than fifty percent of the voting interests.

SECTION 5.                         MISCELLANEOUS PROVISIONS.

(a)                                 Acknowledgements.  The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions.  The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise or transfer of the Option.

(b)                                 Tax Withholding.  Pursuant to Article 20 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee’s FICA obligations) required by law to be withheld with respect to this Option.  The Committee may condition the delivery of Shares upon the Optionee’s satisfaction of such withholding obligations.  The Optionee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including the Optionee’s FICA taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense.  Such election shall be irrevocable, made in writing and signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(c)                                  Holding Period.   If and when (i) the Optionee is an Officer (as defined in Rule 16a-1(f) of the Exchange Act), and (ii) Optionee does not hold Shares with a value sufficient to satisfy the applicable stock ownership guidelines of the Company in place at that time, then Optionee must retain at least 50% of the Shares acquired by Optionee as a result of any exercise of this Option (excluding from the calculation any Shares withheld, sold, cancelled, or otherwise forfeited by Optionee for purposes of satisfying the exercise price and tax obligations in connection with the exercise of the Option) until such time as the value of the Shares remaining in Optionee’s possession following any sale, assignment, pledge, exchange, gift or other transfer of the Shares acquired by Optionee as a result of the exercise of this Option shall be sufficient to meet any applicable stock ownership guidelines of the Company in place at that time.  For the avoidance of doubt, at any time when Optionee holds, in the aggregate, Shares with a value sufficient to satisfy the applicable stock ownership guidelines of the Company in place at that time, Optionee may enter into a transaction with respect to any Shares acquired by Optionee as a result of the exercise of the Option without regard to the holding period requirement contained in this Section 5(c) so long as Optionee shall continue to satisfy such stock ownership guidelines following such transaction.

(d)                     Notice Concerning Disqualifying Dispositions.  If the Option is an Incentive Stock Option, the Optionee shall notify the Committee of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Committee in writing within 10 days of any such disqualifying disposition.

(e)                      Rights as a Stockholder.  Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

(f)                       Confidential Information.  Optionee will occupy a position of trust and confidence and will have access to and learn substantial information about the Company and its affiliates and their respective operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the financial positions and financing arrangements of the Company and its affiliates.  Optionee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company and/or its affiliates, as the case may be.  Optionee will keep confidential and, outside the scope of Optionee’s duties and responsibilities with the Company and its affiliates, will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company’s or its affiliates’ methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company or any of its affiliates, nor will Optionee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this section.  Accordingly, during such time as Optionee is employed by or provides services as a Director or Consultant to the Company or an affiliate thereof (the “Term of Service”) and at all times thereafter Optionee will not disclose, or permit or encourage anyone else to disclose, any such information, nor will Optionee utilize any such information, either alone or with others, outside the scope of Optionee’s duties and responsibilities with the Company and its affiliates.

(g)                     Non-Competition.

(i)                                     During Term of Service.  During the Term of Service, each Optionee who is an employee of the Company will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to the Company and its affiliates, and will not engage in any way whatsoever, directly or indirectly, in any business that is a competitor with the Company’s or its affiliates’ principal business, that is a reasonably anticipated extension of their principal business, or that is engaged in the research or development of a product that will compete with the Company’s or its affiliates’ principal business, nor solicit customers, suppliers or employees of the Company or its affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with the Company’s or its affiliates’ principal business.  In addition, during the Term of Service, each Optionee who is an employee of the Company will undertake no planning for or organization of any business activity competitive with the work performed as an employee of the Company, and will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

(ii)                                  After Term of Service.  The parties acknowledge that Optionee will acquire substantial knowledge and information concerning the business of the Company and its affiliates as a result of employment.  The parties further acknowledge that the scope of business in which the Company and its affiliates are engaged is national and very competitive and one in which few companies can successfully compete.  Competition by each Optionee who is an employee of the Company in that business after the Term of Service would severely injure the Company and its affiliates.  Accordingly, for a period of one (1) year after an employee Optionee’s employment with the Company terminates for any reason whatsoever, each employee Optionee agrees: (1) not to engage in any way whatsoever, directly or indirectly, including, as an employee, consultant, advisor, principal, partner or substantial shareholder with any firm or business that competes with the Company or its affiliates in their principal products and markets, that is a reasonably anticipated extension of the Company or its affiliates in their principal products and markets, or that is engaged in the research or development of a product that will compete with the Company or its affiliates in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of the Company or its affiliates.

(h)                     Improvements and Inventions.  Any and all improvements or inventions that Optionee may make or participate in during the Term of Service, unless wholly unrelated to the business of the Company and its affiliates and not produced within the scope of Optionee’s employment or service as a Director or Consultant, shall be the sole and exclusive property of the Company.  Optionee shall, whenever requested by the Company, execute and deliver any and all documents that the Company deems appropriate in order to apply for and obtain patents or copyrights in improvements or inventions or in order to assign and/or convey to the Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents, copyrights or applications.

(i)                        Ratification of Actions.  By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Stock Option Grant by the Company, the Board, or the Committee.

(j)                        Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

(k)                     Choice of Law.  This Agreement and the Notice of Stock Option Grant shall be governed by, and construed in accordance with, the laws of Delaware, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Stock Option Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

(l)                        Arbitration.  Subject to Article 3 of the Plan, any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Stock Option Grant shall be settled by binding arbitration before a single arbitrator in Short Hills, New Jersey and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Stock Option Grant, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Delaware, without regard to internal principles relating to conflict of laws.

(m)                 Modification or Amendment.  This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.2 of the Plan may be made without such written agreement.

(n)                     Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(o)                     References to Plan.  All references to the Plan (or to a Section or Article of the Plan) shall be deemed references to the Plan (or the Section or Article) as may be amended from time to time.